Allianz Life Insurance Company of New York
Home Office: New York, NY

Administrative Office: NW 5990
PO Box 1450

Minneapolis, MN 55485-5990
800.624.0197
Allianz VisionSM  Variable Annuity Application

Individual flexible purchase payment variable deferred annuity application.  Issued by Allianz Life Insurance
Company of New York (Allianz Life of NY), New York, NY.				GA____________________

1.	Account registration
Ownership is ■ Individual	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
	■ Charitable Trust	■ Other__________
Owner
Individual Owner first name		MI	Last name	Jr., Sr., III

Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)

Social Security Number or Tax ID Number

Mailing address

City			State	ZIP code	Telephone number

Gender	■ Male	Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
	■ Female				■ Yes (Attach W8 BEN) ■ No
Joint Owner
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No
Relationship to Owner					Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

2.   Purchase Payment (This section must be completed. Make check payable to Allianz Life® of NY.)

■	Purchase Payment enclosed with application. (Include replacement forms if required.) Amount enclosed: $__________

■	This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption. (Include replacement/ transfer forms if required.)

Expected amount: $__________

■	This Contract will be funded by funds not requested or facilitated by Allianz Life of NY. (Include replacement forms if required.) Expected amount: $__________

F70034-NY                                                                        Page 1 of 7                                                                        (R-9/2010)

3.	Plan specifics (This section must be completed to indicate how this Contract should be issued. These are the only available options.)

Nonqualified: ■	Qualified IRA:	■	IRA	■	Roth IRA	■ SEP IRA ■ Roth conversion	(Contribution for tax year __________)
	Qualified plans:	■	401	■	401 one person defined benefit
4. Replacement (This section must be completed.)
Do you have existing life insurance or annuity contracts? . . . . .						. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .							■ Yes	■ No

The Registered Representative must answer the replacement questions in section 11 of this application and complete the attached Appendix 11, and include any other appropriate forms.

5.   Contract options - Must select only one

■	Base Contract (No additional cost)

■
Bonus Option1 During the accumulation phase, a 6% bonus will be credited with each Purchase Payment made prior to the Contract owner’s attained age 81. The bonus will be created on the date the Purchase Payment is allocated to the Contract. After a withdrawal of purchase payments, a bonus is only applicable to additional Purchase Payment amounts in excess of any previous Purchase Payments withdrawn. This option is only available at issue. Once you select this option, you can not cancel it. Not available with the Short Withdrawal Charge Option or No Withdrawal Charge Option. The additional M&E charge for the Bonus Option = 0.50%. The Bonus Option carries a higher and longer withdrawal charge. If this option is not selected, no additional cost will apply.

■
Short Withdrawal Charge Option1 This option shortens the withdrawal charge period from seven years to four years. This option is only available at issue. Once you select this option, you can not cancel it. Not available with the Bonus Option or No Withdrawal Option. The additional M&E charge for the Short Withdrawal Charge Option = 0.25%. If this option is not selected, no additional cost will apply.

■
No Withdrawal Charge Option1 Not available with the Bonus Option or Short Withdrawal Charge Option. You must select either the Investment Protector or Income Protector with this option. This option removes the withdrawal

■
charge. This option is only available at issue. Once you select this option, you can not cancel it. The additional M&E charge for the no withdrawal charge option = 0.35%. If this option is not selected, no additional cost will apply.

6.   Optional death benefit

■
Maximum Anniversary Death Benefit1 This option locks in market gains to provide an increased death benefit. The death benefit provided by the maximum anniversary death benefit may be equal to but will never be less than the traditional death benefit available under the base contract. This option is only available at issue. Once you select this option, you can not cancel it. The additional M&E charge for the maximum anniversary death benefit = 0.30%. If this option is not selected, no additional cost will apply. The contract will provide the traditional death benefit at no additional charge.

1 Carries an additional charge

F70034-NY                                                                        Page 2 of 7                                                                    (R-9/2010)

7. Other benefits - Each additional option carries an additional charge. Must select only one

■	No Additional Benefit (No additional cost)

■	Investment Protector1 The additional rider charge for the Investment Protector = [0.90]%. Number of years to the initial Target Value Date ______
■	Income Protector1 (Complete Covered Person(s) information below.)The additional rider charge for the Income Protector = [1.05]% for single payment and [1.20]% for joint payment.

Covered Person(s) - Select one.

■    Single Lifetime Plus Payments:

Name   __________________________________________________________________________________

This person is: (check one)	■ Owner	■ Joint Owner■ Annuitant, if owned by a non-individual
Date of birth ____/____/____	Gender:	■ Male	■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

OR

■	Joint Lifetime Plus Payments:

First Covered Person's name__________________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one)       ■   Owner

■	Joint Owner

■	Annuitant, if owned by a non-individual

■	Sole primary Beneficiary (qualified or non-individual, nonqualified)

■	Contingent Beneficiary (qualified plan, custodial IRA)

Second Covered Person's name _______________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one)       ■   Owner

■	Joint Owner

■	Annuitant, if owned by a non-individual

■	Sole primary Beneficiary (qualified or non-individual, nonqualified)

■	Contingent Beneficiary (qualified plan, custodial IRA)

By selecting the Income Protector or Investment Protector, I acknowledge that my selections of Investment Options are restricted and that Allianz Life of NY will reallocate my Contract Value in accordance with the asset allocation and transfer provisions in the Contract. On each Quarterly Anniversary we will automatically readjust your balance in the Investment Options to return you to your selected Investment Option allocation mix. This readjustment applies to all of your selected Investment Options. If you add an optional benefit to your Contract after the issue date, we will ask you to reallocate your Contract Value to comply with current restrictions. We will not add an optional benefit to your Contract until you have reallocated your Contract Value to comply with the restrictions. These Investment Option allocation and transfer restrictions will terminate when the applicable optional benefit terminates.

1 Carries an additional charge

F70034-NY                                                                        Page 3 of 7                                                                    (R-9/2010)

8. Dollar cost averaging (Optional)

•	Select a 6 month or 12 month DCA program only if you wish to participate in dollar cost averaging.

•	An additional dollar cost averaging form is not required when DCA is requested at the time of application.

•	100% of your initial Purchase Payment will be applied to the DCA Money Market Account.

•	Your funds will be moved from the DCA Money Market Account into the selections indicated in the Investment Options section over the time frame chosen.
•	Your selections in the Investment Options section need to meet any restrictions for the benefit selected. ■ 6 month ■ 12 month

9.  Investment Option allocations

You may select up to 15 Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted). You are allowed 12 free transfers each contract year. This applies to transfers before and after the income date. Please see the current prospectus for Investment Option requirements.

Income Protector

Group C Investment Options

Model Portfolios

___% AZL FusionSM Moderate Fund
___% AZL FusionSM Balanced Fund
___% AZL FusionSM Conservative Fund
___% AZL® Growth Index Strategy Fund
___% AZL® Balanced Index Strategy Fund

High Yield Bonds

___% Franklin High Income Securities Fund

___% PIMCO VIT High Yield Portfolio

Intermediate-Term Bonds

___% Franklin Zero Coupon Fund 2010

___% PIMCO VIT Emerging Markets Bond Portfolio

___% PIMCO VIT Global Bond Portfolio (Unhedged)

___% PIMCO VIT Real Return Portfolio
___% PIMCO VIT Total Return Portfolio

___% Templeton Global Bond Securities Fund
___% Franklin U.S. Government Fund

Cash Equivalent

    ___% AZL® Money Market Fund

Specialty
___% AZL® Van Kampen Equity and Income Fund
    ___% PIMCO VIT All Asset Portfolio
___% PIMCO VIT Global Multi-Asset Portfolio
    ___% BlackRock Global Allocation V.I. Fund
___% AZL® Franklin Templeton Founding Strategy Plus Fund
___% AZL® Gateway Fund

Total of _______% (must equal 100%)

F70034-NY                                                                        Page 4 of 7                                                                        (R-9/2010)

9. Investment Option allocations (Continued)

You may select up to 15 Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted). You are allowed 12 free transfers each contract year. This applies to transfers before and after the income date. Please see the current prospectus for Investment Option requirements.
Investment Protector or No Additional Benefit

Group A investment options
Small Cap	Specialty (continued)
___% AZL® Columbia Small Cap Value Fund	___% Franklin Income Securities Fund
___% AZL® Franklin Small Cap Value Fund	___% Franklin Templeton VIP Founding Funds Allocation Fund
___% AZL® Turner Quantitative Small Cap Growth Fund
___% AZL® Allianz AGIC Fund	Fund of Funds
___% AZL® Small Cap Stock Index Fund	___%% AZL FusionSM Growth Fund

Specialty
___%% AZL® Schroder Emerging Markets Equity Fund
___%% AZL® Morgan Stanley Global Real Estate Fund
___% PIMCO VIT Commodity RealReturn Strategy Portfolio

Group B investment options
Mid Cap	Large Blend
___% AZL® Columbia Mid Cap Value Fund	___% AZL® MFS Investors Trust Fund
___% AZL® Mid Cap Index Fund	___% AZL® J.P Morgan U.S. Equity fund
___% AZL® Morgan Stanley Mid Cap Growth Fund	___% AZL® S&P 500® Index Fund

Large Growth
___% AZL® Dreyfus Equity Growth Fund	Large Value
___% AZL® BlackRock Capital Appreciation Fund	___% AZL® Davis NY Venture Fund
___% AZL® Eaton Vance Large Cap Value Fund
International Equity	___%AZL® Van Kampen Growth and Income Fund
___% AZL® Invesco International Equity Fund	___% AZL® Mutual Shares Securities Fund
___% AZL® International Index Fund
___% AZL® Morgan Stanley International Equity Fund
___% Mutual Global Discovery Securities Fund
___%Templeton Growth Securities Fund

Group X investment options
Fund of Funds	Specialty
___% AZL® Fusion Moderate Fund	___% AZL® Van Kampen Equity and Income Fund
___% AZL® Fusion Balanced Fund	___% AZL® BlackRock Global Allocation V.I. Fund
___% AZL® Fusion Conservative Fund	___% PIMCO VIT All Asset Portfolio
___% AZL® Growth Index Strategy	___% PIMCO VIT Global Multi-Asset Portfolio
___% AZL® Franklin Templeton Founding Strategy Plus Fund
___% AZL® Gateway Fund
Group Y Investment Options
High Yield Bonds
____% Franklin High Income Securities Fund
____% PIMCO VIT High Yield Portfolio

Intermediate-Term Bonds
____% PIMCO VIT Emerging Markets Bond Portfolio
____% PIMCO VIT Global Bond Portfolio (Unhedged)
____% PIMCO VIT Real Return Portfolio

Intermediate-Term Bonds (continued)
____% Franklin U.S. Government Fund
____% PIMCO VIT Total Return Portfolio
____% Templeton Global Bond Securities Fund

Cash Equivalent
____% AZL® Money Market Fund

Total of _______% (must equal 100%)

F70034-NY                                                                        Page 5 of 7                                                                       (R-9/2010)

10.    Beneficiary designation (If you need additional space, attach a complete list signed by Owner(s).)

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

Non-individual Beneficiary information

If the Beneficiary is a qualified plan, custodian, trust, charitable trust or other non-individual please check the applicable box and include the name above.
■ Qualified plan	■ Custodian■ Trust (Include the date of trust in the name.)		■ Charitable Trust	■ Other_______________
■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent

11.     Registered Representative

By signing below, the Registered Representative certifies to the following:

I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus. To the best of my knowledge, the applicant: ■ DOES ■ DOES NOT have existing life insurance policies or annuity contracts. To the best of my knowledge and belief, this application ■ DOES ■ DOES NOT involve replacement of existing life insurance or annuities. If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative’s signature	B/D Rep. ID

Registered Representative’s first and last name (please print)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s address	Registered Representative’s telephone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

Commission options (please check one)

■   A                 ■   B                ■   C

F70034-NY                                                                        Page 6 of 7                                                                        (R-9/2010)

12.     Statement of applicant

By signing below, the Owner acknowledges and agrees to the following:

I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals. I understand that the Contract

Value and variable Annuity Payments may increase or decrease depending on the investment results of the variable Investment Options, and that under the Base Contract there is no guaranteed minimum Contract Value or variable Annuity Payment. If I selected any additional options, any guarantees provided for those options are outlined in my Contract and prospectus. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any Contract to be issued. No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements.

For information on current benefit features, restrictions or charges please review with your Registered Representative. ■ Please send me a statement of additional information (Also available on the SEC Web site, http://www.sec.gov)

Owner/Trustee/Authorized signer signature	Joint Owner/Trustee/Authorized signer signature

Signed at (City, State)	Date signed

13.     Home office use only

If Allianz Life Insurance Company of New York makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s). Changes to this application that affect product, benefits, amount of insurance, or age require acceptance by Owner(s).

Please call the Allianz Life of NY with any questions at 800.624.0197.

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Wells Fargo LBX Services
NW 5990	NW 5990 Allianz Life Insurance Company of New York
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5990	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

F70034-NY                                                                        Page 7 of 7                                                                      (R-9/2010)